UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 1, 2009
INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
1600 E. St. Andrew Place, Santa Ana, CA 92705
(Address of Principal Executive Offices and Zip Code)
(714) 566-1000
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2009, the Board of Directors of Ingram Micro Inc. (the “Board”) approved the following change under the Ingram Micro Inc. Compensation Policy for Members of the Board of Directors, as amended and restated as of December 31, 2008 (the “Policy”):
•	Annual equity awards will be granted to directors on the first trading day in March 2010, which is the same day that annual equity awards will be granted to Ingram Micro management in 2010. Prior to this change, annual equity awards were granted to directors on the first trading day of each calendar year, other than in 2009 when directors received their annual equity awards on the first trading day in March 2009, the same day that annual equity awards were granted to Ingram Micro management.
The terms of the Policy otherwise remain unchanged.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Date: December 4, 2009	By:	/s/ Larry C. Boyd

		Name:	Larry C. Boyd
		Title:	Executive Vice President,
Secretary and General Counsel